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                                                     Exhibit (10)(iii)(A)(15)(i)
                                                           to Form 10-K for 1993




                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of the lst day of January, 1989 between Cincinnati Bell Inc., an Ohio corporation with its principal place of business in Cincinnati, Ohio ("Employer" or "CBI"), and James F. Orr, an individual residing in Ohio ("Employee").

                                   WITNESSETH

     WHEREAS, Employer wishes to develop its telemarketing business through a new subsidiary ("Newco");

     WHEREAS, Employee has a marketing background and has indicated a desire to work for Employer in developing its telemarketing business;

     WHEREAS, Employee wishes to be employed by Employer and Employer wishes to employ Employee, all pursuant to the terms hereof; and

     WHEREAS, Employer intends to retain the right to assign this Agreement to any other entity which is part of the same controlled group of corporations, as defined in Section 1563 of the Internal Revenue Code of 1986, as it may from time to time be amended or restated, provided, that upon such assignment CBI will guarantee or otherwise support any payments due hereunder to employee.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties agree as follows:

     1. EMPLOYMENT. Employer employs Employee and Employee accepts employment upon the terms and conditions hereinafter set forth. For purposes of this Agreement, Employer


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shall include any entity to which this Agreement is assigned under Section 14.

     2. TERMS OF EMPLOYMENT. This Agreement shall continue in full force and effect commencing on January 1, 1989 (the "Effective Date") and ending on
December 31, 1993 (the "Expiration Date"), unless this Agreement is earlier terminated in accordance with the provisions of Section 13 hereof.

     3.   DUTIES.

          (A) Employer agrees to employ Employee and Employee agrees to serve Employer as Vice President Market Development of Newco. In such position, Employee shall have primary responsibility for developing and implementing a marketing plan for the telemarketing services of Newco, and shall directly supervise all marketing employees and activities.

          (B) In connection with performing the services required in Section 3(A), Employee will be provided appropriate office space, a secretary (but not necessarily a full-time secretary), and travel expenses as described in Section 5, hereof. The extent of such support resources will be agreed upon from time to time by Employee and the President of Newco.

          (C) Employee shall devote his entire time, attention, and energies to the business of Newco. The words "entire time, attention, and energies" are intended to mean that Employee shall devote his full effort during reasonable working hours to the business of Newco and shall devote at least 40 hours per week to the business of Newco.

          (D) Employee shall not be required to change his current residence; however, Employee shall travel to such areas and places as are reasonably necessary in the performance of his duties.

     4.   COMPENSATION.

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          (A)  Employee shall receive a base salary (the "Base Salary") of at least $150,000 for each calendar year, subject to proration for any partial year, during the term of this Agreement. Such Base Salary, and any other amounts payable hereunder, shall be subject to withholding as required by law.

          (B) In addition to the Base Salary, Employee shall be entitled to receive an annual bonus (the "Bonus") for each calendar year for which services are performed under this Agreement, subject to proration for any partial year during such term. Any Bonus shall be payable after the conclusion of Employer's calendar year in accordance with its regular bonus payment policies. Employee shall receive Bonuses as follows:

               Initially, a maximum of $50,000 per year, based (i) 50% on the results of Newco's earnings (computed as provided in Section 7) results as compared to its earnings commitment submitted to and approved by the Board of Directors of CBI, and (ii) 50% on CBI's earnings results as compared to its earnings commitment submitted to and approved by the Board of Directors of CBI.

               At the discretion of the President of Newco, such bonus computation may be revised and based 100% on the results of Newco's revenue and earnings results as compared to its revenue and earnings commitment submitted to and approved by the Board of Directors of CBI. In computing Newco's earnings results or CBI's earnings results, any salaries, bonuses, employee benefit plan obligations, other compensatory amounts or reimbursement for employee expenses for any person who devotes substantially all of his or her time, attention and energy to the


                                       -3-


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               business of Newco, whether or not paid or accrued by Newco, shall be allocated solely to Newco's earnings results. The earnings results of Newco and CBI shall not be decreased or adjusted by any amount payable to any person who devotes substantially all of his or her time, attention and energy to the business of Newco, whether or not paid or accrued by Newco, for any repurchase of Newco's Class B Common Shares or for the accrual or payment of the Performance Award to Employee or the payment or accrual of a similar award to any other person. At the discretion of the President of Newco, such Bonus computation may be revised and based 100% on the results of Newco's revenue and earnings results as compared to its revenue and earnings commitment submitted to and approved by the Board of Directors of CBI. While the Bonus for each year is to be determined in the sole discretion of the President of Newco, it is understood by the parties that such Bonus generally will be paid in full upon the reasonable satisfaction of the above criteria.

          (C) On or before February 1, 1989, Employee shall receive from Employer a one-time payment of $30,000 representing a bonus for agreeing to be employed by Employer.

          (D) On at least an annual basis, Employee shall receive a formal performance review and be considered for salary and/or bonus increases.

     5.   EXPENSES.

          All reasonable and necessary expenses incurred by Employee in the course of the performance of his duties to Employer shall be reimbursable in accordance with Employer's


                                       -4-


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then current travel and expense policies.

     6.   BENEFITS.

          (A) Employee shall be granted options to purchase 2,000 common shares of CBI. Such options shall be granted under CBI's 1988 Long Term Incentive Plan (the "1988 Plan") effective as of the date of the next meeting of the Compensation Committee of the Board of Directors of CBI following the Effective Date. Such options shall further be subject to the terms of the 1988 Plan and to the same terms and conditions as were applied to options granted to Vice Presidents of Cincinnati Bell Telephone Company in 1988. Pursuant to the terms of the 1988 Plan, such options will become immediately exercisable upon a Change in Control, as defined therein.

          (B) After calendar year 1989, Employee may participate in CBI's 1988 Plan or any similar stock option plan established by CBI, subject to the actions of the Compensation Committee.

          (C) After satisfying the applicable waiting periods and while the Employee remains in the employ of the Employer, Employee shall be entitled to participate in all of the various employee benefit plans in which Vice Presidents of Cincinnati Bell Telephone Company are participating, with the exceptions that Employee shall not receive a cellular telephone or concession telephone service. In addition, Employer shall provide Employee with the following benefits:

               (1) SAVINGS PLAN FOR SALARIED EMPLOYEES. Within 30 days of the execution of this Agreement by Employer and Employee, Employer shall compensate Employee for the period he is not eligible to participate in the Savings Plan for Salaried Employees by paying to Employee a sum equal to (a) the amount that Employer would have


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contributed to such Savings Plan for Employee's account if Employee had fully participated therein plus (b) the amount of tax incurred by Employee on such payment.

               (2) WELFARE PLANS - GENERAL. In the case of each employee welfare benefit plan in which Vice Presidents of Cincinnati Bell Telephone Company are participating, prior to satisfying any waiting period called for in the plan and while Employee remains in the employ of Employer, Employer shall provide Employee with benefits which are at least equivalent to the benefits Employee would have been entitled to receive under the plan if he had been eligible to participate in the plans.

               (3) LONG TERM DISABILITY PLAN FOR SALARIED EMPLOYEES AND THE SICKNESS AND ACCIDENT DISABILITY BENEFIT PLAN. While Employee remains in the employ of Employer, Employer shall provide Employee with benefits which are at least equivalent to the benefits Employee would have been entitled to receive under the Long Term Disability Plan for Salaried Employees and the Sickness and Accident Disability Benefit Plan (a) assuming that he became eligible to participate in the plans on January 1, 1989 and (b) assuming that he was credited with 25 years of completed service as of January 1, 1989. The benefits payable under this Section 6(B)(3) shall be reduced by any benefits paid under the Long Term Disability Plan for Salaried Employees and the Sickness and Accident Disability Benefit Plan.

               (4) LIFE INSURANCE. For the first year of Employee's employment, Employer will at its expense provide Employee with life insurance in the basic amount of $200,000.

               (5) MANAGEMENT PENSION PLAN. Subject to satisfying the applicable waiting period, while Employee remains in the employ of Employer, Employee shall participate in the Management Pension Plan. Employee's accrued benefit under the Plan shall


                                       -6-


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vest in accordance with the terms of the Plan.  In the event that Employee is employed by Employer on the Expiration Date but has not been credited with five years of service, Employer and Employee agree that an equitable adjustment shall be made.

          (D) Notwithstanding anything contained herein to the contrary, the Base Salary and Bonuses otherwise payable to Employee shall be reduced by any benefits paid to Employee by Employer under Employer's Sickness and Accident Disability Plan and Long Term Disability Plan for Salaried Employees or under
Section 6(B)(3) above.

     7.   PERFORMANCE AWARDS.

          (A) If the net revenues of Newco from all sources (including Telephone Marketing Services ("TMS"), whether or not contributed to Newco) for its preceding fiscal year equal or exceed $30,000,000, Employee shall immediately after the end of such fiscal year become entitled at all times thereafter to receive a Performance Award (as defined in Section 7(B)) and the Employee's Performance Award percentage shall be equal to 1%. Employee's Performance Award percentage shall be increased to 2% if the net revenues of Newco from all sources (including TMS, whether or not contributed to Newco) for its preceding fiscal year equal or exceed $50,000,000. Only net revenues of TMS in excess of the net revenues of TMS for the 12-month period ending June 30, 1988 may be included in calculating the $30,000,000 and the $50,000,000 amounts. The Performance Award percentage to which Employee may become entitled under this Section 7(A) shall hereafter be referred to as the "Performance Award Percentage".

          (B) Except as otherwise set forth in Section 7(C), upon Employee ceasing to be an employee of Employer, or any other entity described in Section 14, for any reason (the last day of the month preceding such cessation hereafter being referred to as the "Performance


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Award Date"), Employer shall pay a Performance Award to Employee in an amount determined and on the terms as follows:

               (i) The Performance Award shall be calculated based upon test period net revenues and test period pre-tax earnings of Newco. For purposes hereof, the test period is the period beginning one year before the Performance Award Date (the date as of which the payment of the Performance Award by Employer will be deemed to occur) and ending on the date one year after the Performance Award Date. Test period net revenues shall equal the total net revenues of Newco for such 24-month period divided by two. Test period pre-tax earnings shall equal the pre-tax earnings for such 24-month period divided by two. In calculating test period pre-tax earnings (or net revenues if such could be affected), no deduction or adjustment shall be made for any repurchases of Newco's Class B Common Shares from any holder of Class B Common Shares or for the payment of the Performance Award to Employee or the payment of a similar award to any other person, but deduction or adjustment shall be made for salaries, bonuses, employee benefit plan obligations, other compensatory amounts or reimbursement for employee expenses for any person who devotes substantially all of his or her time, attention and energy to the business of Newco, whether or not paid or accrued by Newco.

               (ii) Net revenues and pre-tax earnings shall be calculated by Employer using Employer's standard accounting principles and practices which shall be in accordance with generally accepted accounting principles ("GAAP"), as employed by Cincinnati Bell Information Systems, Inc. Net revenues shall be defined as gross revenues from sales less uncollectible reserves. Pre-tax earnings shall be defined as gross revenues less all expenses and costs of doing business (including Employee's salary, bonus and benefits),


                                       -8-


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except for federal income taxes; provided, however, that no deduction shall be made for any payment of dividends by Newco at any time. For the purposes of calculating net revenues and pre-tax earnings in computing the Performance Award payable by Employer to Employee, interest shall be computed monthly at the prime rate of Employer's primary bank as in effect for the last banking day of each month during the test period, and deducted from gross revenues on the amount by which Employer's capital investments in Newco exceed $30,000,000 (not including Employer's contribution of TMS to Newco).

               (iii) The amount of the Performance Award which Employer shall pay to Employee shall be equal to the sum of the Revenue Component and the Earnings Component, which sum is known as the "Performance Award". The Revenue Component shall equal one-half of the test period net revenues of Newco multiplied by the Employee's Performance Award Percentage. The Earnings Component shall equal one-half of the test period pre-tax earnings of Newco multiplied by each of (a) twelve and (b) the Employee's Performance Award Percentage.

          If Newco's test period pre-tax earnings are positive or zero, the Performance Award shall be calculated pursuant to this Section 7(B)(iii) based upon actual test period net revenues and pre-tax earnings as demonstrated by the attached Table 1. Table 1 shall in no way be construed to limit the maximum Performance Award payable to Employee.

          If Newco's test period pre-tax earnings are negative, the Performance Award shall be as set forth in one of the last two rows of Table 1 (such rows are referred to as Row 1 and Row 2, respectively) based upon the range in which test period pre-tax earnings losses fall, and (a) to the extent that actual Newco test period net revenues are greater than $30,000,000 but less than $50,000,000 (plus the amount of the net revenues of TMS for the


                                       -9-


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12-month period ending June 30, 1988) and do not exactly correspond with any entry in Row 1 or Row 2, the Performance Award shall be increased by (I) $.00375 for each additional $l.OO of net revenues, if Row 1 is applicable or (II) $.0025 for each additional $1.00 of net revenues, if Row 2 is applicable, or (b) to the extent that actual Newco test period net revenues are $50,000,000 or greater (plus the amount of net revenues of TMS for the 12-month period ending June 30, 1988) and do not exactly correspond with any entry in Row 1 or Row 2, the Performance Award shall be increased by (I) $.0075 for each $1.00 of net revenues, if Row 1 is applicable or (II) $.005 for each additional $1.00 of net revenues, if Row 2 is applicable. In no event shall the Performance Award be less than the minimum specified in Section 7(B)(v).

               (iv) At the Performance Award Date, Employer shall compute the Performance Award based upon (a) the actual net revenues and pre-tax earnings of Newco for the preceding 12-month period as specified in Section 7(B)(i) above and (b) Employer's reasonable, good faith estimate of the net revenues and pre-tax earnings of Newco for the 12-month period following the Performance Award Date (the "Subsequent Period"). Unless Employee and Employer otherwise mutually agree, Employer shall pay Employee 80% of such estimated Performance Award no later than 60 days following the Performance Award Date. Thereafter, Employer shall recompute the Performance Award at the end of the Subsequent Period based upon the actual net revenues and pre-tax earnings of Newco for such period. Unless Employee and Employer otherwise mutually agree, no later than 60 days following the end of the Subsequent Period, Employer or Employee, as appropriate, shall pay the other the difference between 80% of the estimated Performance Award originally paid and the final Performance Award computed at the end of the Subsequent Period. In the event of a


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disagreement between Employer and Employee as to Employer's determination of the final Performance Award, Employee and Employer shall jointly select a nationally recognized independent accounting firm which shall determine the final Performance Award and such determination shall be binding upon the parties hereto.

               (v)  Notwithstanding anything to the contrary contained in this
Section 7(B), the minimum Performance Award shall be $300,000.

          (C) Employer shall pay any Performance Award earned by Employee pursuant to Section 7(A) and (B), adjusted as set forth in this Section 7(C). If Employee ceases to be an employee of Employer (i) on or before the last day of the two-year period commencing from the Effective Date, no Performance Award shall be paid to Employee; (ii) at any time after the last day of the period described in Section 7(C)(i) but on or before the last day of the three-year period commencing from the Effective Date, Employer shall pay Employee the Performance Award as calculated pursuant to Section 7(B) multiplied by the sum of .50 and one-half times a fraction having as its numerator the number of days elapsed in the current one-year period through the Performance Award Date and having 365 as its denominator; or (iii) at any time after the last day of the period described in Section 7(C)(ii), Employer shall pay Employee the full Performance Award as calculated pursuant to Section 7(B).

     8.   CONFIDENTIAL INFORMATION AND MATERIALS.

          (A) As used herein, the term "confidential information and materials" refers to all information belonging to, used by or in the possession of Employer and Newco now and in the future relating to their present and/or future business strategies, finances, methods of operation, customers, programs, marketing plans, developmental plans, inventions,

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developments and trade secrets of every kind and character; provided, however, that Employee shall not be obligated to treat as confidential any of the information described in this Section 8(A) which is or becomes publicly available or readily ascertainable from public sources or any information in Employee's possession or knowledge prior to the Effective Date and not provided to him by Employer or Newco.

          (B) Employee hereby acknowledges that all of the confidential information and materials are and shall continue to be the exclusive proprietary property of Employer and Newco, whether or not prepared in whole or in part by Employee and whether or not disclosed to or entrusted to the custody of Employee. Employee further hereby acknowledges that all confidential information and materials (to which Employee has had access or which Employee has learned during his employment or to which Employee shall hereafter have access or which he shall hereafter learn) have been disclosed to Employee solely by virtue of Employee's employment with Employer and solely for the purpose of assisting him in performing his duties for Employer and Newco.

          (C) Employee hereby agrees that Employee will not, either during the course of Employee's employment with Employer or at any time thereafter, disclose any confidential information or materials of Employer or Newco, in whole or in part, to any person or entity, for any reason or purpose whatsoever, unless Employer and Newco shall have given their written consent to such disclosure. Employee further agrees that Employee shall not use in any manner other than for and in the course of Employee's furtherance of Employer's and Newco's business, any confidential information or materials of Employer or Newco for Employee's own purposes or for the benefit of any other person or entity except Employer or Newco, whether such use consists of the duplication, removal, oral use or disclosure, or the transfer of any

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confidential information or materials in any manner, or such other unauthorized use in whatever manner, unless Employer and Newco shall have given their prior written consent to such use.

     9. NEW DEVELOPMENTS. Employee agrees that during the term of this Agreement, Employee will promptly disclose to Employer and Newco any and all improvements, inventions, developments, discoveries, innovation, systems, techniques, ideas, processes, programs and other things which may be of assistance to Employer or Newco, whether patentable or unpatentable, relating to or arising out of any developments, services or products, or pertaining to in any manner, the business of Employer or Newco, and made or conceived by Employee, alone or with others, while employed by Employer, whether or not conceived or made during his regular working hours (collectively referred to hereinafter as the "New Developments"). Employee further agrees that all New Developments shall be and shall remain the sole and exclusive property of Employer and Newco and that Employee shall, upon the request of Employer or Newco, and without further compensation, do all lawful things reasonably necessary to ensure Employer's or Newco's ownership of such New Developments, including without limitation the execution of any necessary documents assigning and transferring to Employer, Newco or their assigns all of Employee's right, title and interest in and to such New Developments, and the rendering of assistance in the execution of all necessary documents required to enable Employer or Newco to file and obtain patents, trademarks and copy rights in the United States and foreign countries on any of such New Developments; provided, however, that all expenses relating to the foregoing shall be borne by Employer or Newco.

     10. SURRENDER OF MATERIAL UPON TERMINATION. Employee hereby agrees that upon

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cessation of his employment, for whatever reason and whether voluntary or involuntary, he will immediately surrender to Employer or Newco all of Employer's or Newco's property and other things of value in his possession or in the possession of any person or entity under his control, that are the property of Employer or Newco including without limitation all personal notes, drawings, manuals, documents, photographs, or the like, including copies and derivatives thereof, relating directly or indirectly to any confidential information or materials or New Developments, or relating directly or indirectly to the business of Employer or Newco.

     11. REMEDIES. Employer and Employee hereby acknowledge and agree that the services rendered by Employee to Employer and Newco and the information disclosed to Employee during and by virtue of his employment, that Employee's commitments and obligations to Employer and Newco herein are of a special, unique and extraordinary character, and that the breach of any provision of this Agreement will cause the non-breaching party irreparable injury and damage, and consequently the non-breaching party shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement.

     12. COVENANT NOT TO COMPETE. For the period ending on the second anniversary of (i) the date of cessation of Employee's employment under this Agreement or (ii) the date of the last payment of compensation to Employee, if Employee's employment ceases as a result of a Terminating Disability pursuant to
Section 13(A), whether during or at the end of the term of this Agreement, or for whatever time within that period found by a court of competent jurisdiction to be reasonably necessary for the protection of Employer, Employee will not, himself or together with other persons, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of or become an


                                       -14


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employee of any business that engages in business-to-business telemarketing or any other business of any type in which Employee is involved on behalf of Employer or Newco immediately prior to the date of termination of this Agreement. This restriction will apply throughout the continental United States or whatever geographic scope found by a court of competent jurisdiction to be reasonably necessary for the protection of Employer.

     Employee hereby agrees (i) that the restrictions set forth in the paragraph immediately above are founded on valuable consideration and are reasonable. in duration and geographic extent in view of the circumstances in which this Agreement is executed and are necessary to protect the legitimate interests of Employer, and (ii) that the remedy at law for any breach of the foregoing covenant will be inadequate and that Employer will be entitled to injunctive relief in the event of any such breach. Nothing herein stated shall be construed as prohibiting Employer from pursuing any other remedies available to it for any such breach or threatened breach or for any other breach of this Agreement, including the recovery of damages from Employee.

     13.  TERMINATION.

          (A) Employer or Employee may terminate this Agreement upon Employee's failure or inability to perform the services required hereunder because of any physical or mental infirmity for which Employee receives disability benefits under Employer's Sickness and Accident Disability Benefit Plan and/or Employer's Long Term Disability Plan for Salaried Employees or under Section 6(C)(3) hereof, as the case may be, (the "Plans") over a period of one hundred twenty consecutive working days during any twelve consecutive month period (a "Terminating Disability"). If Employer or Employee elects to so terminate this Agreement in the event of a Terminating Disability, (i) such termination shall be effective immediately


                                      -15-


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upon the giving of written notice by the terminating party to the other, (ii)
Employer shall pay Employee, but in no event beyond the Expiration Date, (a) his accrued compensation, whether Base Salary, Bonus or otherwise (subject to offset for any amounts received pursuant to the Plans), (b) based upon the date of the one hundred twentieth working day following the occurrence of the Terminating Disability, the greater of (I) $300,000 or (II) the amount required pursuant to Sections 7(B) and 7(C), and (c) for as long as such Terminating Disability may exist, Employee shall continue to be an employee of Employer and Employer shall provide Employee with disability benefits and all other benefits according to the provisions of the Plans and any other Employer plans in which Employee is then participating. If the parties elect not to terminate this Agreement upon an event of a Terminating Disability and Employee returns to active employment with Employer prior to such a termination, or if such disability exists for less than one hundred twenty consecutive working days, the provisions of this Agreement shall remain in full force and effect and the payment of the Performance Award shall ultimately be made as if such disability had never arisen. This Agreement terminates immediately and automatically on the death of Employee, provided, however, that the Employee's estate shall be paid (a) the greater of (I) $300,000 or (II) the amount required to be paid the Employee pursuant to Sections 7(B) and 7(C), and (b) Employee's accrued compensation hereunder whether Base Salary, Bonus or otherwise to the date of death. In addition, upon Employee's death or Terminating Disability, Employee or his estate shall be entitled to take whatever actions with respect to Employee's stock options as may be permitted by the terms thereof, or by the plan under which such options were granted, upon such death or disability.

          (B)  Either Employer or Employee may terminate this Agreement upon 30



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days written notice for any reason other than those reasons set forth in Section
13(A).  In the event of termination for any reason other than as set forth in
Section 13(A), Employer shall pay Employee the greater of (i) the amount required and as determined pursuant to Sections 7(B) and 7(C), or (ii) $300,000, plus all accrued compensation to the date of such termination, whether Base Salary, Bonus or otherwise.

          (C)  Upon Employer's payment of the required payments under this
Section 13, all further compensation under this Agreement shall terminate; provided, however, that all qualified deferred compensation to which Employee may be entitled to receive pursuant to any of Employer's pension or profit sharing plans in which he may participate during his employment with Employer shall be paid pursuant to the provisions of such plans at such times as any such amounts become payable to Employee. It is further understood that for purposes of this Section 13, the term "accrued compensation" shall include all non-qualified deferred compensation, of whatever type or form, either previously granted to Employee by Employer or otherwise earned or received by Employee.
The termination of this Agreement shall not amend, alter or modify the rights and obligations of the parties under Sections 8, 9, 10, 11 and 12 hereof, the terms of which shall survive the termination of this Agreement.

     14. ASSIGNMENT. As this is an agreement for personal services involving a relation of confidence and trust between Employer and Employee, all rights and duties of Employee arising under this Agreement, and the Agreement itself, are nonassignable by Employee except for the right of his estate to receive any payments due Employee upon his death. Employer expressly reserves the right to assign this Agreement to any other entity which is part of the same controlled group of corporations, as defined in Section 1563 of the Internal Revenue Code of 1986, as it may from time to time be amended or restated.


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     15.  NOTICES.  Any notice required or permitted to be given under this
Agreement shall be sufficient, if in writing, and if delivered by the sending party personally or by certified mail to Employee at his place of residence as then recorded on the books of Employer or to Employer at its principal office.

     16. WAIVER. No waiver or modification of this Agreement or the terms contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

     17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

     18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Employee's employment by Employer. There are no other contracts, agreements or understandings, whether oral or written, existing between them except as contained or referred to in this Agreement.

     19. SEVERABILITY. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other uneforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     20. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 14 above, this Agreement shall be binding upon Employee, Employer and their successors and assigns. Employer further expressly agrees that in the event it shall merge or consolidate with, or be acquired by, any other entity, the continuing entity resulting from such merger, consolidation or acquisition shall be obligated to perform the duties and obligations of Employer as set forth in this Agreement. Employer further agrees that in the event it should voluntarily dissolve and liquidate the assets and business of Employer, it will undertake to have the terms and provisions of this Agreement fulfilled prior to the distribution or disposal of Employer's assets.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                         EMPLOYER:

                         CINCINNATI BELL INC.



                         By:  /S/ RAYMOND R. CLARK
                              -----------------------
                              12-23-88


                         EMPLOYEE:



                         /S/ JAMES F. ORR
                         --------------------------
                         12-23-88


                         --------------------------


                        TABLE 1:  NEWCO PERFORMANCE AWARD

                            (M = Millions of Dollars)

Test Period Newco Revenues*        30M (1)(3)     40M (1)(3)     50M (1)(4)

                                   R = .15M       R = .2M        R = .50M

- --------------------------------------------------------------------------------

8%                                 E = .14M       E = .192M      E = .48M

                                   T = .29M       T = .392M      T = .98M

- --------------------------------------------------------------------------------

5%                                 E = .09M       E = .12M       E = .30M

                                   T = .24M       T = .32M       T = .80M

- --------------------------------------------------------------------------------

3%                                 E = .054M      E = .072M      E = .18M

                                   T = .204M      T = .272M      T = .68M

- --------------------------------------------------------------------------------

0%                                 E = 0          E = 0          E = 0

                                   T = .15M       T = .2M        T = .50M

- --------------------------------------------------------------------------------

Less than 0% and      ***          E = -.0375     E = -.05       E = -.125M
higher or equal      Row 1
to -4%                             T = .1125      T = .15M       T = .375M

- --------------------------------------------------------------------------------

Lower than            ***          E = -.075      E = -.10       E = -.25M
- -4%                  Row 2
                                   T = .075M      T = .10M       T = .25M

- --------------------------------------------------------------------------------

KEY:            R = Revenue Contribution to Value
                E = Earnings Contribution to Value
                T = R + E


                (1) To be increased by the amount of the net revenues of TMS for the 12-month period ending June 30, 1988

                (2) To be increased by the amount of the pre-tax earnings of TMS for the 12-month period ending June 30, 1988

                (3)  Assumes 1% Performance Award Percentage

                (4)  Assumes 2% Performance Award Percentage

                *Test period revenues and pre-tax earnings of Newco, respectively, include those net revenues and pre-tax earnings of TMS whether or not contributed to Newco, in excess of the net revenues and pre-tax earnings of TMS for the 12 months period.